As filed with the U.S. Securities and Exchange Commission on August 6, 2021

Registration No. 333-256645

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CCIF Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

150 E. 52nd Street, Suite 20001

New York, NY 10022

(212) 858-9020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andre Puong

Chief Financial Officer

CCIF Acquisition Corp.

150 E. 52nd Street, Suite 20001

New York, NY 10022

(212) 858-9020

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Simon Luk Winston & Strawn LLP 42nd Floor Bank of China Tower 1 Garden Road Central, Hong Kong Tel: +852 2292 2000	Michael J. Blankenship Winston & Strawn LLP 800 Capitol Street Suite 2400 Houston, Texas 77002 Tel: (713) 651-2600	William B. Nelson Shearman & Sterling LLP 800 Capital Street Suite 2200 Houston, Texas 77002 Tel: (713) 354-4900	Alain Dermarkar Shearman & Sterling LLP 2828 N. Harwood Street, Suite 1800 Dallas, Texas 75201 Tel: (214) 271-5777

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, one-half redeemable warrant and one right to receive one-tenth of one Class A ordinary share(2)	17,250,000	$10.00	$172,500,000.00	$18,819.75
Class A ordinary shares included as part of the units(3)	17,250,000	—	—	—	(4)
Redeemable warrants included as part of the units(3)	8,625,000	—	—	—	(4)
Representative’s Class A ordinary shares(3)	201,250	$10.00	$2,012,500	$219.56
Rights included as part of units(2)(3)	17,250,000	—	—	—	(4)
Total			$174,512,500	$19,039.31	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes (i) 2,250,000 units, consisting of 2,250,000 Class A ordinary shares and 1,125,000 redeemable warrants, which may be issued upon exercise of a 30-day option granted to the underwriter to cover over-allotments, if any; (ii) one right to receive one-tenth of one Class A ordinary share upon the closing of a business combination; (iii) Class A ordinary shares, warrants and rights included as part of the 17,250,000 Units; and (iv) 1,725,000 Class A ordinary shares underlying the rights included in such units.
(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

CCIF Acquisition Corp. is filing this Amendment No. 3 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-256645) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Memorandum and Articles of Association.*

3.2	Form of Amended and Restated Memorandum and Articles of Association.*

3.3	Form of Second Amended and Restated Memorandum and Articles of Association.**

4.1	Specimen Unit Certificate.*

4.2	Specimen Class A Ordinary Share Certificate.*

4.3	Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

5.1	Opinion of Winston & Strawn LLP.*

5.2	Opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands legal counsel to the Registrant.*

10.1	Promissory Note, dated April 14, 2021, issued by the Registrant to Sponsor.*

10.2	Form of Letter Agreement among the Registrant, Sponsor and each officer and director of the Registrant.*

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

10.4	Form of Registration Rights Agreement among the Registrant and certain security holders.*

10.5	Form of Private Placement Warrants Purchase Agreement between the Registrant and the parties thereto.*

10.6	Securities Subscription Agreement, dated April 14, 2021, between the Registrant and Sponsor.*

10.7	Form of Indemnity Agreement.*

10.8	Form of Administrative Services Agreement by and between the Registrant and CCIF Global LLC*

10.9	Form of Private Placement Warrants Purchase Agreement by and between the Registrant and I-Bankers*

14	Form of Code of Ethics.*

23.1	Consent of RotenbergMeril.*

23.2	Consent of Winston & Strawn LLP (to be included on Exhibit 5.1).*

23.3	Consent of Maples and Calder (Hong Kong) LLP (included on Exhibit 5.2).*

99.1	Form of Audit Committee Charter.*

99.2	Form of Compensation Committee Charter.*

99.3	Form of Nominating and Corporate Governance Committee Charter.*

99.4	Consent of Patricia Barbizet*

99.5	Consent of David S. Chen*

99.6	Consent of Huang Ming-Tuan*

*	Previously filed.
**	Filed herewith.

(b) Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of August, 2021.

CCIF Acquisition Corp.

By:	/s/ Ming-Po Cai
Name:	Ming-Po Cai
Title:	Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Ming-Po Cai	Director and Chairman	August 6, 2021
Ming-Po Cai	(Principal Executive Officer)

/s/ Kwok On Yeung	Director and Chief Executive Officer	August 6, 2021
Kwok On Yeung	(Principal Executive Officer)

/s/ Andre Puong	Chief Financial Officer	August 6, 2021
Andre Puong	(Principal Financial and Accounting Officer)

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